                                                               Exhibit 99.(a)(8)

On October 14, 2001, Centillium Communications conducted an oral presentation to employees utilizing the following materials:

   [LOGO]
 Centillium           Underwater Employee Option Proposal:
Communications        Option Tender, Re-grant &/or Supplemental Grant

                    . Plan is currently a draft only and not a binding offer

                    . Only a prospectus filed with the SEC can make the binding tender offer

                    . Highly Confidential

                    . Material Non-Public Information

                    . Please Get Advice, but NOT from Centillium


                                                      Making Communications Real

   [LOGO]
 Centillium
Communications        Facts Influencing the Plan Proposal

                    . 8.1 million Centillium Options Currently Under Water

                    . ~80% of Centillium Options Outstanding

                    . Similar Plans Implemented by Many Companies

                    . No Accounting Implications for Expenses

                    . Dilution is an Issue with Future Stock Price Appreciation

                                                      Making Communications Real

    [LOGO]
  Centillium
Communications         Proposed Participation Definitions


                   . Eligible Options:    All outstanding CTLM options
                                          *= $XX strike price

                   . Required Options:    All outstanding options issued within
                                          6 months of the tender date

                   . All Employees are Eligible for Supplemental Grants

                   . Only US Based Employees are Eligible for Tender


* denotes more than
                                                      Making Communications Real

    [LOGO]
  Centillium
Communications                 Proposed Employee Choices

                     Tender              Tender            Tender
                    Nothing                All              Some

               Receive               Receive Re-grant  Receive Re-grant
               Supplemental Grant                      for Tendered
                                                       Options +
                                                       Supplemental
                                                       Grant for Eligible
                                                       Options not
                                                       Tendered

               Shortly after Tender  *= 6 months & 1   *= 6 months & 1
               Date                  day from Tender   day from Tender

* denotes more than

                                    ____________________________________________

                                         If any Eligible Options are tendered,
                                     all Required Options must also be tendered.

                                                      Making Communications Real

    [LOGO]
  Centillium
Communications

     Plan Timeline

                                                           ---------------------
                                                             Re-grant Date
                        -----------------------            ---------------------
                             Supplemental                    Replacement (and
  ----------               Options Granted                     Supplemental)
     File                    To Employees                     Options Granted
     with                    Who Tendered                       to Employees
     SEC                        Nothing                         who Tendered
  ----------            -----------------------            ---------------------

              *= 1
       ------ Month -------

                                              *= 6
                              --------------- Months ---------------
                                              + 1 Day

                    -----------
                      Tender
                       Date
                    -----------



* denotes more than

                                                      Making Communications Real

                      Proposed Supplemental Grant Schedule

    [LOGO]
  Centillium
Communications


                        Original Option               Sup
                        Strike Price *=           Grant %
                       -------------------------------------
                                $ 25.00               50%
                                $ 24.00               48%
                                $ 23.00               46%
                                $ 22.00               44%
                                $ 21.00               43%
                                $ 20.00               42%
                                $ 19.00               40%
                                $ 18.50               39%
                                $ 18.00               38%
                                $ 17.00               36%
                                $ 16.50               35%
                                $ 15.00               32%
                                $ 14.00               30%
                                $ 10.00               15%
                       -------------------------------------



                                                      Making Communications Real

* denotes more than